Ameriprise Financial, Inc.
Minneapolis, MN

October 28, 2020

Ameriprise Financial Reports Third Quarter 2020 Results

Earnings Per Diluted Share	Q3 2020
GAAP	($1.14)
Adjusted Operating	$1.47
Adjusted Operating Ex. Unlocking (2)	$4.27

Return on Equity, ex. AOCI (1)	Q3 2020
GAAP	30.6%
Adjusted Operating	29.6%
Adjusted Operating Ex. Unlocking (2)	35.5%

- Third quarter adjusted operating earnings per diluted share was $4.27 excluding a $2.80 per diluted share unlocking impact that was previously announced, down 1 percent (3) from last year as strong organic growth was offset by the impact of the precipitous drop in short term rates. Excluding the decline in short term interest rates, adjusted operating earnings per diluted share increased 18 percent.
- In 2020, GAAP net income was impacted by market volatility related to the company's credit spread, the valuation of derivatives and unlocking. In the quarter, the GAAP net income/(loss) per diluted share was ($1.14) and on a year-to-date basis was $10.73.
- Adjusted operating net revenue was $3.0 billion, a 1 percent decline (3) driven by lower interest rates. Excluding the decline in short-term interest rates, net revenue increased 3 percent.
- General and administrative expenses were well managed, down 5 percent, while still investing for business growth.
- Assets under management and administration reached a new high at nearly $1 trillion from strong organic growth and market appreciation.
- Wrap flows in the quarter reached $5.2 billion and recruiting of experienced advisors reached a three-year record with 99 advisors joining the company in the quarter.
- Global asset management retail net inflows, excluding former parent flows, continue to improve with $1.7 billion of inflows in the quarter from strong investment performance, distribution effectiveness and improved retail sentiment in EMEA.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

"I am proud of how well Ameriprise and our team are executing in a challenging environment globally – the business is performing well.

"Ameriprise delivered good financial results, considering the impact of the low interest rate environment. We are generating strong client flows in both wealth management and asset management. Advisor productivity continues to increase nicely, reflecting our excellent advisor support, product solutions and client service.

"Our capital strength and free cash flow differentiate Ameriprise and provide important flexibility – today and looking forward. We're one of few financial services firms to increase our dividend and resume share repurchases this year while maintaining a strong balance sheet. Even in this uncertain environment, we're on track to return approximately 90 percent of our full year adjusted operating earnings to shareholders. Additionally, we recently announced a new $2.5 billon share repurchase authorization."

- Excess capital was $1.7 billion and free cash flow generation was approximately 90 percent of adjusted operating earnings excluding unlocking this year, demonstrating the company's continued strong balance sheet fundamentals. The company returned $448 million to shareholders in the quarter, with 2.1 million shares repurchased, and announced a new share repurchase authorization of $2.5 billion through September 30, 2022.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Unlocking impacts reflect the company's annual review of insurance and annuity valuation assumptions and model changes, and the Long Term Care (LTC) gross premium valuation.
(3) Excluding Auto & Home, which was sold in October 2019.

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Ameriprise Financial, Inc.
Third Quarter Summary

(in millions, except per share amounts, unaudited)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019	% Over/ (Under)	Year-to-date September 30, 2020	Year-to-date September 30, 2019	% Over/ (Under)
GAAP net income	$ (140)	$ 543	NM	$ 1,357	$ 1,430	(5%)
Adjusted operating earnings	$ 184	$ 554	(67%)	$ 1,211	$ 1,639	(26%)
Adjusted operating earnings excluding unlocking (see reconciliation on p. 9 and p. 10)	$ 533	$ 570	(6%)	$ 1,560	$ 1,655	(6%)
GAAP net income per diluted share	$ (1.14)	$ 4.04	NM	$ 10.73	$ 10.40	3%
Adjusted operating earnings per diluted share	$ 1.47	$ 4.12	(64%)	$ 9.57	$ 11.92	(20%)
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation on p. 9 and p. 10)	$ 4.27	$ 4.24	1%	$ 12.33	$ 12.04	2%
GAAP Return on Equity, ex. AOCI	30.6%	34.0%				
Adjusted Operating Return on Equity, ex. AOCI	29.6%	37.7%				
Adjusted Operating Return on Equity, ex. AOCI and unlocking	35.5%	38.0%				
Weighted average common shares outstanding:						
Basic	123.0	132.7				
Diluted	124.9	134.5				

NM Not Meaningful – variance equal to or greater than 100%

The company believes the presentation of adjusted operating earnings excluding annual unlocking best represents the economics of the business. GAAP results were negatively impacted from substantial market volatility on variable annuity hedges and change in our credit spreads. In the table above, management provides both quarterly and year-to-date GAAP and adjusted operating results, excluding the non-cash impact of unlocking, to show the underlying performance of the business both in the quarter and for the year-to-date to facilitate a more meaningful trend analysis.

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Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019	% Over/ (Under)	Adjusted[1] % Over/ (Under)
Net revenues	$ 1,667	$ 1,682	(1%)	6%
Distribution expenses	998	948	(5%)	(5%)
G&A / other expense	349	338	(3%)	(3%)
Pretax adjusted operating earnings	$ 320	$ 396	(19%)	14%
Pretax adjusted operating margin	19.2%	23.5%		

(1) Adjusted for $116 million impact from interest rates. See reconciliation on page 13.

(in billions, unless otherwise noted)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019	% Over/ (Under)
Total client assets	$ 667	$ 612	9%
Wrap net flows	$ 5.2	$ 4.1	26%
AWM cash balance	$ 39.4	$ 31.8	24%
Average gross yield on cash balances (in bps)	71	204	
Adjusted operating net revenue per advisor (trailing 12 months - thousands)	$ 668	$ 650	3%

Advice & Wealth Management pretax adjusted operating earnings were $320 million. The year-over-year decline was driven by $116 million of lower revenue from the reduction in interest rates, primarily the Federal Funds effective rate, partially offset by strong wrap net inflows and continued expense management. Excluding the decline in short-term interest rates, adjusted operating earnings increased 14 percent. Pretax adjusted operating margin was 19.2 percent, a 160-basis point sequential improvement.

Adjusted operating net revenues were $1.7 billion and included $116 million of lower revenue from the reduction in interest rates. Excluding the decline in short-term interest rates, revenues increased 6 percent reflecting strong wrap net inflows and market appreciation. On a sequential basis, revenues increased 8 percent.

Total expenses were $1.3 billion. General and administrative expense was well managed and increased 3 percent. Excluding the bank, general and administrative expenses increased 2 percent, which was in line with expectations as planned investments for future growth were offset by expense reengineering.

The company continues to meet client needs efficiently and effectively. Total client assets grew 9 percent to $667 billion. Organic growth remained very strong with wrap flows of $5.2 billion in the quarter. Cash balances remain elevated at $39.4 billion with a substantial opportunity for clients to put cash back to work in the future.

Adjusted operating net revenue per advisor on a trailing 12-month basis was impacted by low interest rates and increased 3 percent to $668,000. Excluding the decline in short-term interest rates, adjusted net revenue per advisor increased 8 percent. Total advisors were 9,905, with strong advisor retention and experienced advisor recruiting. Experienced advisor recruiting hit a three-year high with 99 productive advisors added in the quarter.

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Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2020		2019		% Over/ (Under)
Net revenues	$	739	$	742	--
Distribution expenses		240		236	(2%)
G&A / other expenses		301		333	10%
Pretax adjusted operating earnings	$	198	$	173	14%
Net pretax adjusted operating margin (1)		43.9%		38.3%	

(in billions)	Quarter Ended September 30, 2020		2019		% Over/ (Under)
Total segment AUM	$	498	$	469	6%
Net Flows					
Global Retail net flows, ex. former parent flows	$	1.7	$	(1.3)	NM
Global Institutional net flows, ex. former parent and low fee outflows		1.7		1.3	31%
Subtotal		3.4		--	NM
Former parent company related net new flows		(0.6)		(1.3)	54%
Institutional low fee outflows		(4.4)		---	NM
Total segment net flows	$	(1.6)	$	(1.3)	(23%)
Model delivery AUA Flows (2)		0.3		0.9	(66%)

(1) See reconciliation on page 14
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful — variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings were $198 million, up 14 percent, reflecting the cumulative impact of improved flows, well managed expenses and market appreciation, as well as $18 million of lower performance fees than the prior year period. The net pretax adjusted operating margin was 43.9 percent.

Adjusted operating revenues were unchanged year-over-year at $739 million as the benefit from the cumulative impact of improved flows and higher markets was offset by higher performance fees in the prior year period. Excluding performance fee revenue of $33 million in the year ago quarter, revenues increased 4 percent. The overall fee rate improved sequentially to over 52 basis points as higher-fee gross sales more than offset lower-fee redemptions.

Adjusted operating expenses declined 5 percent. General and administrative expenses remain well managed. Expenses in the prior year period included elevated performance fee compensation.

Flows in the quarter were strong, a continuation of the trends in the first half of 2020, with wins in higher-fee mandates. In the quarter, net outflows were $1.6 billion, which included $0.6 billion of former parent outflows and $4.4 billion of outflows related to two low-fee institutional redemptions. Excluding these items, net inflows were $3.4 billion, a $3.4 billion improvement year-over-year.

- Retail net inflows were $1.7 billion, with $1.5 billion of net inflows in the U.S. and $0.2 billion of net inflows in EMEA with strong performance, distribution effectiveness and improved retail sentiment in EMEA.
- Global institutional net inflows were $1.7 billion, with strong gross sales across multiple regions and product offerings.

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Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019 (1)	% Over/ (Under)
Net revenues	$ 781	$ 788	(1%)
Expenses	870	623	(40%)
Pretax adjusted operating earnings	$ (89)	$ 165	NM
Unlocking	(295)	(16)	NM
Pretax adjusted operating earnings excluding unlocking	$ 206	$ 181	14%
Retirement Solutions excluding unlocking	$ 146	$ 111	32%
Protection Solutions excluding unlocking	60	70	(14%)
Pretax adjusted operating earnings excluding unlocking	$ 206	$ 181	14%

Retirement & Protection Solutions pretax adjusted operating earnings excluding unlocking increased $25 million to $206 million, from higher ending market levels, as well as lower surrenders and withdrawals that reduced the amortization of deferred acquisition costs. Protection claims remained within expected ranges. Unlocking was an unfavorable $295 million, substantially driven by changes in interest rate assumptions.

Sales of retirement products improved 2 percent year-over-year to $1.1 billion. Retirement sales without living benefit guarantees more than doubled to 56 percent of sales up from 25 percent a year ago, driven by our recently launched, lower-risk structured product in combination with our RAVA 5 product without living benefit guarantees. This sales trend is expected to continue over time and meaningfully shift the mix of the business to lower-risk products that do not have living benefit guarantees. Annuity net amount at risk as a percent of account values was 0.8 percent for living benefits and 0.2 percent for death benefits, which we believe is one of the lowest among major variable annuity writers, reflecting the high quality of the book.

Sales of protection products declined 30 percent from a year ago with an overall product mix shift that is consistent with our focused approach. Sales of higher-margin accumulation VUL products increased 58 percent and sales of indexed UL products declined 68 percent as expected given pricing changes made to reflect low interest rates.

(1) Retirement & Protection Solutions segment includes Retirement Solutions (Variable Annuities and Payout Annuities) and Protection Solutions (Life and Disability Insurance). Fixed Annuities has been moved to the Corporate & Other segment as a closed block. Prior periods have been restated.

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Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019 (1)	% Over/ (Under)
Corporate & Other	$ (58)	$ (73)	21%
Closed Blocks (2)	(144)	4	NM
Pretax adjusted operating earnings (3)	$ (202)	$ (69)	NM
Unlocking/loss recognition	(147)	(4)	NM
Pretax adjusted operating earnings excluding unlocking/loss recognition (3)	$ (55)	$ (65)	15%
Long term care excluding unlocking/loss recognition	$ 6	$ 0	NM
Fixed Annuities excluding unlocking	(3)	8	NM
Pretax adjusted operating earnings excluding unlocking	$ 3	$ 8	(63%)

(1) Fixed annuities was moved into the Corporate & Other segment as a closed block. Prior periods have been restated.
(2) Long Term Care and Fixed Annuities.
(3) Excludes Auto & Home, which was sold in October 2019.
NM Not Meaningful — variance equal to or greater than 100%

Corporate & Other pretax adjusted operating loss was $58 million, a $15 million improvement from the prior year period from lower project expense.

Long term care pretax adjusted operating earnings excluding unlocking was $6 million. The unlocking was primarily interest rate related with limited changes to assumptions regarding morbidity, mortality and lapse, which was in line with management expectations.

Fixed annuities pretax adjusted operating loss excluding unlocking was $3 million. The company discontinued sales of fixed annuities and fixed indexed annuities in the second quarter of 2020 and the block was placed into run-off.

Taxes

The third quarter adjusted operating effective tax rate was 18.9 percent. On a year-to-date basis, the adjusted operating effective tax rate was 16.8 percent.

Contacts

Investor Relations:

Alicia A. Charity
Ameriprise Financial
(612) 671-2080
alicia.a.charity@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

Media Relations:

Paul W. Johnson
Ameriprise Financial
(612) 671-0625
paul.w.johnson@ampf.com

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About Ameriprise Financial At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of approximately 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com. Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA. Forward-Looking Statements This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include: . statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities; . statements about the expected trend in the shift of the retirement product sales business to lower risk products without living benefit guarantees over time; . other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and . statements of assumptions underlying such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario, “case,” “appear” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, Part 1, Item 1A of and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and subsequent Quarterly Reports on Form 10-Q, available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements. The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below- referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the quarter ended September 30, 2020. For information about Ameriprise Financial entities, please refer to the Third Quarter 2020 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release. Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. 7

Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC. 8

Ameriprise Financial, Inc.
Reconciliation Table: Earnings

(in millions, except per share amounts, unaudited)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019	Per Diluted Share Quarter Ended September 30, 2020	Per Diluted Share Quarter Ended September 30, 2019	% Over/ (Under)
Net income	$ (140)	$ 543	$ (1.14)[3]	$ 4.04	NM
Add: Basic to diluted share conversion	—	—	0.02[4]	—	
Less: Net income (loss) attributable to consolidated investment entities	—	(1)	—	(0.01)	
Add: Integration/restructuring charges [1]	1	2	0.01	0.01	
Add: Market impact on variable annuity guaranteed benefits [1]	427	2	3.42	0.01	
Add: Market impact on fixed index annuity benefits [1]	—	1	—	0.01	
Add: Mean reversion-related impacts [1]	(17)	36	(0.14)	0.27	
Add: Market impact on indexed universal life benefits [1]	4	(48)	0.03	(0.36)	
Add: Market impact of hedges on investments [1]	—	9	—	0.07	
Add: Net realized investment (gains) losses [1]	(4)	11	(0.03)	0.08	
Add: Tax effect of adjustments [2]	(87)	(3)	(0.70)	(0.02)	
Adjusted operating earnings	$ 184	$ 554	$ 1.47	$ 4.12	(64%)
Less: Pretax impact of annual unlocking/loss recognition	(442)	(20)	(3.54)	(0.15)	
Less: Tax effect of annual unlocking/loss recognition	93	4	0.74	0.03	
Adjusted operating earnings excluding Unlocking	$ 533	$ 570	$ 4.27	$ 4.24	1%
Less: Pretax impact of Auto & Home core results	—	(10)	—	0.07	
Less: Tax effect of Auto & Home core results	—	2	—	(0.01)	
Adjusted operating earnings excluding Unlocking and Auto & Home	$ 533	$ 578	$ 4.27	$ 4.30	(1%)
Less: Pretax impact of short term interest rates	—	116	—	0.86	
Less: Tax effect of short term interest rates	—	(24)	—	(0.18)	
Adjusted operating earnings excluding Interest Rate Impact, Unlocking, and Auto & Home	$ 533	$ 486	$ 4.27	$ 3.62	18%
Weighted average common shares outstanding:					
Basic	123.0	132.7			
Diluted	124.9	134.5			

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
(3) Diluted shares used in this calculation represent basic shares due to the net loss. Using actual diluted shares would result in antidilution.
(4) Represents the difference of the per share amount for net loss using basic shares compared to the per share amount for net loss using diluted shares.

9

Ameriprise Financial, Inc.
Reconciliation Table: Earnings

(in millions, except per share amounts, unaudited)	Year-to-date September 30, 2020	Year-to-date September 30, 2019	Per Diluted Share Year-to-date September 30, 2020	Per Diluted Share Year-to-date September 30, 2019	% Over/ (Under)
Net income	$ 1,357	$ 1,430	$ 10.73	$ 10.40	3%
Less: Net income (loss) attributable to consolidated investment entities	(2)	—	(0.01)		
Add: Integration/restructuring charges [1]	4	11	0.03	0.08	
Add: Market impact on variable annuity guaranteed benefits [1]	(274)	204	(2.17)	1.48	
Add: Market impact on fixed index annuity benefits [1]	—	—	—	—	
Add: Mean reversion-related impacts [1]	30	(18)	0.24	(0.13)	
Add: Market impact on indexed universal life benefits [1]	35	29	0.28	0.21	
Add: Market impact of hedges on investments [1]	—	37	—	0.27	
Add: Net realized investment (gains) losses [1]	18	2	0.14	0.02	
Add: Tax effect of adjustments [2]	39	(56)	0.31	(0.41)	
Adjusted operating earnings	$ 1,211	$ 1,639	$ 9.57	$ 11.92	(20%)
Less: Pretax impact of annual unlocking/loss recognition	(442)	(20)	(3.49)	(0.15)	
Less: Tax effect of annual unlocking/loss recognition	93	4	0.73	0.03	
Adjusted operating earnings excluding Unlocking	$ 1,560	$ 1,655	$ 12.33	$ 12.04	2%
Less: Pretax impact of Auto & Home core results	—	13	—	0.09	
Less: Tax effect of Auto & Home core results	—	(3)	—	(0.02)	
Adjusted operating earnings excluding Unlocking and Auto & Home	$ 1,560	$ 1,645	$ 12.33	$ 11.97	3%
Less: Pretax impact of short-term interest rates	66	358	0.52	2.60	
Less: Tax effect of short-term interest rates	(14)	(75)	(0.11)	(0.54)	
Adjusted operating earnings excluding Interest Rate Impact, Unlocking, and Auto & Home	$ 1,508	$ 1,362	$ 11.92	$ 9.91	20%
Weighted average common shares outstanding:					
Basic	124.8	135.8			
Diluted	126.5	137.5			

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

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Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin

	Quarter Ended September 30,	
(in millions, unaudited)	2020	2019
Total net revenues	$ 3,003	$ 3,317
Less: CIEs revenue	21	22
Less: Integration/restructuring charges	—	—
Less: Net realized investment gains (losses)	4	(13)
Less: Market impact on indexed universal life benefits	1	17
Less: Mean Reversion related impacts	—	—
Less: Market impact of hedges on investments	—	(9)
Adjusted operating total net revenues	$ 2,977	$ 3,300
Less: Annual unlocking/loss recognition	(1)	5
Adjusted operating total net revenues excluding Annual unlocking/loss recognition	$ 2,978	$ 3,295
Less: Auto & Home revenue	—	298
Adjusted operating total net revenues excluding Unlocking and Auto & Home	$ 2,978	$ 2,997
Total expenses	$ 3,187	$ 2,676
Less: CIEs expenses	21	23
Less: Integration/restructuring charges	1	2
Less: Market impact on variable annuity guaranteed benefits	427	2
Less: Market impact on indexed universal life benefits	5	(31)
Less: Market impact on fixed index annuity benefits	—	1
Less: Mean reversion-related impacts	(17)	36
Less: DAC/DSIC offset to net realized investment gains (losses)	—	(2)
Adjusted operating expenses	$ 2,750	$ 2,645
Less: Annual unlocking/loss recognition	441	25
Adjusted operating total net expenses excluding Unlocking	$ 2,309	$ 2,620
Less: Auto & Home expenses	—	308
Adjusted operating total net expenses excluding Unlocking and Auto & Home	$ 2,309	$ 2,312
Pretax income	$ (184)	$ 641
Pretax adjusted operating earnings	$ 227	$ 655
Pretax adjusted operating earnings excluding Unlocking	$ 669	$ 675
Pretax adjusted operating earnings excluding Unlocking and Auto & Home	$ 669	$ 685
Pretax income margin	(6.1%)	19.3%
Pretax adjusted operating margin	7.6%	19.8%
Pretax adjusted operating margin excluding Unlocking	22.5%	20.5%
Pretax adjusted operating margin excluding Unlocking and Auto & Home	22.5%	22.9%

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Ameriprise Financial, Inc. Reconciliation Table: General and Administrative Expense Quarter Ended September 30, % Over/ (in millions, unaudited) 2020 2019 (Under) General and administrative expense $ 763 $ 820 7% Less: CIEs expenses 10 1 Less: Integration/restructuring charges 1 2 Adjusted operating general and administrative expense $ 752 $ 817 8% Less: Auto & Home — 29 Adjusted operating general and administrative expense excluding Auto & Home $ 752 $ 788 5% Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended September 30, 2019 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 641 $ 655 Income tax provision $ 98 $ 101 Effective tax rate 15.4% 15.4 % Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended September 30, 2020 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ (184) $ 227 Income tax provision $ (44) $ 43 Effective tax rate 23.5% 18.9% 12

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management G&A Expenses

(in millions, unaudited)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019	% Over/ (Under)
AWM general and administrative expenses	$ 346	$ 336	(3%)
Less: Bank general and administrative expenses	12	8	75%
Adjusted AWM general and administrative expenses	$ 334	$ 328	(2%)

Ameriprise Financial, Inc.
Reconciliation Table: Operating Revenues and Earnings

(in millions, unaudited)	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019	% Over/ (Under)
Ameriprise Financial, Inc. Net revenues [1]	$ 2,978	$ 2,997	(1%)
Less: Short-Term interest rate impact	—	116	
Ameriprise Financial, Inc. Net revenues excluding Short-Term interest rate impact	$ 2,978	$ 2,881	3%
Ameriprise Financial, Inc. Pretax operating earnings [1]	$ 669	$ 685	(2%)
Less: Short-Term interest rate impact	—	(116)	
Ameriprise Financial, Inc. Pretax operating earnings excluding Short-Term interest rate impact	$ 669	$ 569	18%
AWM Net revenues	$ 1,667	$ 1,682	(1%)
Less: Short-Term interest rate impact	—	(116)	
AWM Net revenues excluding Short-Term interest rate impact	$ 1,667	$ 1,566	6%
AWM Pretax operating earnings	$ 320	$ 396	(19%)
Less: Short-Term interest rate impact	—	(116)	
AWM Pretax operating earnings excluding Short-Term interest rate impact	$ 320	$ 280	14%

(1) Excludes Unlocking and Auto & Home

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Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management Adjusted Revenue Per Advisor

(in millions, unaudited)	4Q 2018	1Q 2019	2Q 2019	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020	
Total Net Revenue	$ 1,581	$ 1,554	$ 1,653	$ 1,682	$ 1,710	$ 1,695	$ 1,537	$ 1,667	
Interest Revenue	$ (112)	$ (120)	$ (122)	$ (116)	$ (90)	$ (66)	$ —	$ —	
Advisor Count	9,931	9,979	9,951	9,930	9,871	9,878	9,894	9,905	
Revenue Per Advisor	$ 159	$ 156	$ 166	$ 169	$ 173	$ 172	$ 155	$ 168	
Revenue Per Advisor excluding short-term interest rate impact	$ 148	$ 144	$ 154	$ 158	$ 164	$ 165	$ 155	$ 168	
Revenue Per Advisor TTM				$ 650				$ 668	3%
Revenue Per Advisor excluding short-term interest rate impact TTM				$ 603				$ 653	8%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin

	Quarter Ended September 30,	
(in millions, unaudited)	2020	2019
Adjusted operating total net revenues	$ 739	$ 742
Less: Distribution pass through revenues	193	189
Less: Subadvisory and other pass through revenues	74	83
Net adjusted operating revenues	$ 472	$ 470
Pretax adjusted operating earnings	$ 198	$ 173
Less: Adjusted operating net investment income	(6)	2
Add: Amortization of intangibles	3	9
Net adjusted operating earnings	$ 207	$ 180
Pretax adjusted operating margin	26.8%	23.3%
Net pretax adjusted operating margin	43.9%	38.3%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management Net Adjusted Operating Revenues

	Quarter Ended September 30,		
(in millions, unaudited)	2020	2019	% Over/ (Under)
Net revenues	$ 739	$ 742	--
Less: Performance Fees	—	33	NM
Net adjusted operating revenues	$ 739	$ 709	4%

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Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income "AOCI"

	Twelve Months Ended September 30,	
(in millions, unaudited)	2020	2019
Net income	$ 1,820	$ 1,969
Less: Adjustments [1]	58	(214)
Adjusted operating earnings	1,762	2,183
Less: Annual unlocking/loss recognition, net of tax [2]	(349)	(16)
Adjusted operating earnings excluding Unlocking	$ 2,111	$ 2,199
Less: Auto & Home, net of tax[2]	—	12
Adjusted operating earnings excluding Unlocking and Auto & Home	$ 2,111	$ 2,187
Total Ameriprise Financial, Inc. shareholders' equity	$ 6,197	$ 5,815
Less: Accumulated other comprehensive income, net of tax	243	21
Total Ameriprise Financial, Inc. shareholders' equity excluding AOCI	5,954	5,794
Less: Equity impacts attributable to the consolidated investment entities	—	1
Adjusted operating equity	$ 5,954	$ 5,793
Return on equity excluding AOCI	30.6%	34.0%
Adjusted operating return on equity excluding AOCI [3]	29.6%	37.7%
Adjusted operating return on equity excluding AOCI and Unlocking	35.5%	38.0%
Adjusted operating return on equity excluding AOCI, Unlocking and Auto & Home	35.5%	37.8%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.

(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.

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Ameriprise Financial, Inc. Consolidated GAAP Results Quarter Ended September 30, % Over/ (in millions, unaudited) 2020 2019 (Under) Revenues Management and financial advice fees $ 1,893 $ 1,794 6 % Distribution fees 400 480 (17%) Net investment income 300 356 (16%) Premiums 80 374 (79%) Other revenues 340 347 (2%) Total revenues 3,013 3,351 (10%) Banking and deposit interest expense 10 34 (71%) Total net revenues 3,003 3,317 (9%) Expenses Distribution expenses 1,028 971 6 % Interest credited to fixed accounts 170 127 34 % Benefits, claims, losses and settlement expenses 1,104 594 86 % Amortization of deferred acquisition costs 85 112 (24%) Interest and debt expense 37 52 (29%) General and administrative expense 763 820 (7%) Total expenses 3,187 2,676 19 % Pretax income (184) 641 N M Income tax provision (44) 98 N M Net income $ (140) $ 543 NM NM Not Meaningful — variance equal to or greater than 100% 16